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                                  EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-4 of The Charles Schwab Corporation (Registration No. 333-30886) of our report dated June 15, 2000 on our audits of the financial statements of the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies as of December 31, 1999, which report is included in this Annual Report on Form 11-K.

                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP

New York, New York
June 25, 2001